Exhibit 99.1

SUTHERLAND ASSET MANAGEMENT CORPORATION ANNOUNCES FIRST QUARTER 2017 RESULTS

 - Originated Approximately $640 Million of Loans During First Quarter 2017 -

- Declared and Paid First Quarter 2017 Dividend of $0.37 Per Share -

New York, New York, May 9, 2017 / PRNewswire / – Sutherland Asset Management Corporation (“Sutherland” or the “Company”) (NYSE: SLD) today reported financial results for the quarter ended March 31, 2017.

First Quarter Highlights:

•	Net income of $9.6 million, or $0.29 per share of common stock
•	Core earnings of $10.9 million, or $0.33 per share of common stock
•	Net Book Value of $16.73 per share of common stock as of March 31, 2017
•	Originated $148.4 million of small balance commercial (“SBC”) loans
•	Originated $28.5 million of loans guaranteed by the U.S. Small Business Administration (the “SBA”) under its Section 7(a) loan program
•	Originated $461.0 million of residential mortgage loans
•	Completed a $75.0 million debt offering in February 2017 with the issuance of 7.5% Senior Secured Notes

Highlight Subsequent to Quarter End

•

The Company and its origination subsidiary, GMFS, LLC (“GMFS”) entered into a definitive agreement to settle all claims with a counterparty relating to asserted claims against GMFS; the financial impact of the settlement is reflected on the Balance Sheet as of March 31, 2017 and the settlement did not result in a charge to our earnings or otherwise adversely impact our results of operations.

A summary of Sutherland’s operating results for the quarter ended March 31, 2017 is presented below. Sutherland reported U.S. GAAP net income for the three months ended March 31, 2017 of $9.6 million, or $0.29 per share of common stock, and Core Earnings (a non-GAAP financial measure) of $10.9 million, or $0.33 per share of common stock.

The Company issued a full detailed presentation of its first quarter 2017 results, which can be viewed in the investor relations section at www.sutherlandam.com.

Thomas Capasse, Chairman and Chief Executive Officer commented, “Sutherland continues its efforts to accelerate its pace of originations reaching approximately $640 million in our first quarter. While we would have preferred to produce stronger results in the quarter, we are still overcoming the drag on the cash on our balance sheet, which should dissipate in the coming quarters. With a robust pipeline across our core businesses, SBA, SBC and Residential, along with our proven securitization capabilities, Sutherland is positioned to build on our history of success and to grow our platform in efforts to build value for our shareholders.”

Common Dividends

During the first quarter of 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.37 per share of common stock and operating partnership unit (“OP unit”) in its operating partnership subsidiary for the quarter ended March 31, 2017 to common stockholders and OP unit holders of record as of March 31, 2017.  The dividend was paid on April 13, 2017.

Use of Non-GAAP Financial Information

In addition to the results presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), this press release includes Core Earnings which is a non-U.S. GAAP financial measure. The Company defines Core Earnings as net income adjusted for unrealized or realized gains (losses) related to mortgage backed securities, unrealized gains (losses) related to residential mortgage servicing rights, losses on discontinued operations and non-recurring expenses.

The Company believes that providing investors with this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-

making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with U.S. GAAP to Core Earnings for the three months ended March 31, 2017:

(In Millions)
Net Income	$9.6
Reconciling items:
Unrealized (gain) loss on mortgage servicing rights	1.1
Merger transaction costs	0.1
Restricted Stock Unit (RSU) grant to Independent Directors(1)	0.3
Total reconciling items	1.5
Income tax adjustments	(0.2)
Core earnings	$10.9
(1) Represents RSU grant for services rendered to date.

Webcast and Earnings Conference Call

Management will host a webcast and conference call on Wednesday May 10, 2017 at 8:30 am ET to provide a general business update and discuss the financial results for the quarter ended March 31, 2017.  The conference call can be accessed by dialing 888-438-5453 (domestic) or 719-457-2628 (international).

The conference call will also be available in the Investor Relations section of the Company’s website at www.sutherlandam.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will also be available on the Company’s website approximately two hours after the live call through May 24, 2017.  To access the replay, dial 844-512-2921 (domestic) or 412-317-6671 (international). The replay pin number is 5677994.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Investor Relations
Sutherland Asset Management
212-257-4666
SutherlandIR@waterfallam.com

Additional information can be found on the Company’s website at www.sutherlandam.com.

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited CONSOLIDATED BALANCE SHEETS

(In Thousands)	March 31, 2017	December 31, 2016
Assets:
Cash and cash equivalents	$40,000	$59,566
Restricted cash	19,772	20,190
Short-term investments	239,856	319,984
Loans, held-for-investment (net of allowances for loan losses of $12,610 at March 31, 2017 and $12,721 at December 31, 2016)	926,106	929,529
Loans, held at fair value	107,691	81,592
Loans, held for sale, at fair value	152,231	181,797
Mortgage backed securities, at fair value	31,365	32,391
Loans eligible for repurchase from Ginnie Mae	117,229	137,986
Derivative instruments, at fair value	4,351	5,785
Servicing rights	20,372	22,478
Residential mortgage servicing rights, at fair value	64,625	61,376
Receivable from third parties	111,221	7,220
Other assets	60,938	54,277
Assets of consolidated VIEs	631,765	691,096
Total Assets	$2,527,522	$2,605,267
Liabilities:
Borrowings under credit facilities	266,323	326,610
Promissory note payable	7,046	7,378
Securitized debt obligations of consolidated VIEs	434,055	492,942
Borrowings under repurchase agreements	632,951	600,852
Senior secured note	73,390	—
Guaranteed loan financing	361,916	390,555
Contingent consideration	8,841	14,487
Liabilities for loans eligible for repurchase from Ginnie Mae	117,229	137,986
Derivative instruments, at fair value	619	643
Dividends payable	12,162	11,505
Accounts payable and other accrued liabilities	63,130	70,207
Total Liabilities	$1,977,662	$2,053,165
Stockholders’ Equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized, 30,549,084 and 30,549,084 shares issued and outstanding, respectively	3	3
Additional paid-in capital	513,658	513,295
Retained deficit	(2,648)	(201)
Total Sutherland Asset Management Corporation equity	511,013	513,097
Non-controlling interests	38,847	39,005
Total Stockholders’ Equity	$549,860	$552,102
Total Liabilities and Stockholders’ Equity	$2,527,522	$2,605,267

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
(In Thousands, except share data)	2017	2016
Interest income
Loans, held-for-investment	$30,101	$32,332
Loans, held at fair value	1,626	3,362
Loans, held for sale, at fair value	1,434	—
Mortgage backed securities, at fair value	723	2,173
Total interest income	33,884	37,867
Interest expense
Securitized debt obligations of consolidated VIEs	(5,122)	(4,541)
Borrowings under repurchase agreements	(4,221)	(3,859)
Guaranteed loan financing	(3,264)	(3,949)
Borrowings under credit facilities	(2,976)	(1,952)
Senior secured note	(790)	—
Promissory note payable	(68)	—
Total interest expense	(16,441)	(14,301)
Net interest income before provision for loan losses	17,443	23,566
Provision for loan losses	(1,232)	(2,184)
Net interest income after provision for loan losses	16,211	21,382
Other income (expense)
Other income	2,702	2,308
Servicing income, net of amortization and impairment of $2,765 and $1,212 respectively	4,442	1,413
Employee compensation and benefits	(13,464)	(5,070)
Allocated employee compensation and benefits from related party	(1,012)	(900)
Professional fees	(2,159)	(1,776)
Management fees – related party	(1,977)	(1,838)
Loan servicing expense	(1,513)	(876)
Other operating expenses	(12,508)	(3,863)
Total other income (expense)	(25,489)	(10,602)
Net realized gain on financial instruments	20,261	191
Net unrealized loss on financial instruments	(392)	(336)
Income from continued operations before income tax provisions	10,591	10,635
Provision for income taxes	(1,034)	(1,171)
Net income from continuing operations	9,557	9,464
Discontinued operations
Loss from discontinued operations (including loss on disposal of $267 in in the three months ended March 31, 2016)	—	(576)
Income tax benefit	—	225
Loss from discontinued operations	—	(351)
Net income	9,557	9,113
Less: Net income attributable to non-controlling interest	701	737
Net income attributable to Sutherland Asset Management Corporation	$8,856	$8,376
Basic and diluted earnings (loss) per share:
Continuing operations	$0.29	$0.34
Discontinued operations	$—	$(0.01)
Basic and diluted weighted-average shares outstanding	30,549,806	25,764,953
Dividends declared per share of common stock	$0.37	$—

SUTHERLAND ASSET MANAGEMENT CORPORATION

Unaudited SEGMENT REPORTING

fOR THE THREE MONTHS ENDED March 31, 2017

		SBC	SBA Originations,	Residential
	Loan	Conventional	Acquisitions,	Mortgage
(In Thousands)	Acquisitions	Originations	and Servicing	Banking	Consolidated
Interest income
Loans, held-for-investment	$18,567	$1,191	$10,143	$200	$30,101
Loans, held at fair value	264	1,362	—	—	1,626
Loans, held for sale, at fair value	421	183	—	830	1,434
Mortgage backed securities, at fair value	723	—	—	—	723
Total interest income	$19,975	2,736	$10,143	$1,030	$33,884
Interest expense
Securitized debt obligations of consolidated VIEs	(4,824)	—	(298)	—	(5,122)
Borrowings under repurchase agreements	(3,016)	(1,205)	—	—	(4,221)
Guaranteed loan financing	—	—	(3,264)	—	(3,264)
Borrowings under credit facilities	(1,676)	(189)	(425)	(686)	(2,976)
Senior secured note	—	(790)	—	—	(790)
Promissory note payable	(68)	—	—	—	(68)
Total interest expense	$(9,584)	$(2,184)	$(3,987)	$(686)	$(16,441)
Net interest income before provision for loan losses	$10,391	$552	$6,156	$344	$17,443
Provision for loan losses	(622)	(96)	(514)	—	(1,232)
Net interest income after provision for loan losses	$9,769	$456	$5,642	$344	$16,211
Other income (expense)
Other income	$134	$554	$133	$1,881	$2,702
Servicing income	6	(503)	797	4,142	4,442
Employee compensation and benefits	(621)	(2,026)	(2,199)	(8,618)	(13,464)
Allocated employee compensation and benefits from related party	(584)	(142)	(162)	(124)	(1,012)
Professional fees	(1,044)	(328)	(487)	(300)	(2,159)
Management fees – related party	(1,140)	(277)	(317)	(243)	(1,977)
Loan servicing expense	(900)	(247)	1,108	(1,474)	(1,513)
Other operating expenses	(1,593)	(1,804)	(885)	(8,226)	(12,508)
Total other income (expense)	$(5,742)	$(4,773)	$(2,012)	$(12,962)	$(25,489)
Net realized gain on financial instruments	592	1,320	1,054	17,295	20,261
Net unrealized gain (loss) on financial instruments	605	1,018	211	(2,226)	(392)
Net income before income tax provisions	$5,224	$(1,979)	$4,895	$2,451	$10,591
Provision for income taxes	103	260	(907)	(490)	(1,034)
Net income	$5,327	$(1,719)	$3,988	$1,961	$9,557
Less: Net income attributable to non-controlling interests					701
Net income attributable to Sutherland Asset Management Corporation					$8,856
Total Assets	$1,459,837	$213,937	$543,666	$310,082	$2,527,522